11111 Katy Freeway, Suite 910
Houston, TX 77079
(713) 973-5720 tel
(713 973-5777 fax

February 20, 2008

Mr. Ferdinando Petrucci
Via Stazione, 133a
Arce, Italy

Re:
Amendment No. 5 (“Amendment No. 5) to the Exclusive License Agreement, dated March 20, 2006 and as amended September 11, 2006, December 13, 2006, November 3, 2007 and November 9, 2007 between Ferdinando Petrucci (“Petrucci”) and H2Diesel, Inc. (“H2Diesel”), a wholly owned subsidiary of H2Diesel Holdings, Inc. (as amended, the “License Agreement”)

Dear Mr. Petrucci:

Please acknowledge your agreement that the License Agreement is further amended as follows, by executing this Amendment No. 5 to the License Agreement in the space provided below:

1.	The due date for US$500,000 of the US$2,000,000 payment originally due November 29, 2007 is extended until March 20, 2008.

2.	The due date for US$500,000 payment originally due February 20, 2008 is extended to March 20, 2008.

Very truly yours,

H2Diesel, Inc.

By:  /s/ David A. Gillespie
Name: David A. Gillespie
Title: President and Chief Executive Officer

Acknowledged and Agreed as of this 20th day of February 20, 2008:

/s/ Ferdinando Petrucci
Ferdinando Petrucci